EXHIBIT 15.01

         ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We acknowledge the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 relating to the interim condensed consolidated financial statements of Vyta Corp (formerly known as Nanopierce Technologies, Inc.) of our report dated May 16, 2006, as of and for the quarter ended March 31, 2006.


/s/ GHP HORWATH, P.C.

Denver, Colorado
June 29, 2006